EXHIBIT 10.2

LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT is dated as of November 9, 2010, by and between Healthwarehouse.com, Inc., a Delaware corporation (“Parent”), HWAREH.com, Inc., a Delaware corporation (“Subsidiary” and, with Parent, each a “Borrower” and collectively, the “Borrowers”), HWH Lending LLC, a Delaware limited liability company (“HWH”), and Milfam I L.P., a Georgia limited partnership (“MIL”) each as lender (“Lender” and collectively, the “Lenders”).

RECITALS

WHEREAS, Borrowers desire that Lenders extend loans to Borrowers, the proceeds of which will be used by Borrowers for working capital purposes;

WHEREAS, Borrowers desire to secure their Obligations under the Loan Documents by granting to Lenders a Lien upon all of the Collateral of Borrowers; and

WHEREAS, pursuant to a Securities Purchase Agreement dated as of the date hereof (the “Securities Purchase Agreement”), Parent is also offering, in a private placement to the Lenders, among other investors, units consisting of shares of newly created Series B Preferred Stock of Parent Company and five-year immediately exercisable warrants to purchase shares of common stock of Parent, at an exercise price of $3.00 per share.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrowers and Lenders agree as follows:

SECTION 1

DEFINITIONS

1.1          Certain Defined Terms.  The following terms used in this Agreement shall have the following meanings:

“Accounts” means all of each Borrowers’ now existing and future accounts (as defined in the UCC).

“Affiliate” means any Person (other than a Lender): (a) directly or indirectly controlling, controlled by, or under common control with any Borrower; (b) directly or indirectly owning, controlling or holding five percent (5%) or more of any equity interest in any Borrower; (c) five percent (5%) or more of whose voting stock or other equity interest having ordinary voting power for the election of directors or the power to direct or cause the direction of management, is directly or indirectly owned or held by any Borrower; or (d) which has a senior executive officer who is also a senior executive officer of any Borrower.  For purposes of this definition, “control” (including with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”) means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or other equity interest, or by contract or otherwise.

“Agreement” means this Loan and Security Agreement as amended, restated, supplemented or otherwise modified from time to time.

“Asset Disposition” means the disposition, in any transaction or series of related transactions, whether by sale, lease (including any disposition in connection with a sale-lease back or synthetic lease transaction), transfer, loss, damage, destruction, condemnation or otherwise, of all, or substantially all, of the assets of any Borrower (whether such assets are now owned or hereafter acquired) or which has the effect of selling or otherwise disposing of the whole or a major part of the business or operations of any Borrower, in each case, whether or not consideration therefore consists of cash, securities or other assets owned by the acquiring Person, except where such disposition is made to an Affiliate of such Borrower.

“Borrower” has the meaning assigned to that term in the preamble to this Agreement.

“Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York, or is a day on which banking institutions located in such state are permitted to be closed.

“Capitalized Lease” means: (a) any lease of property, real or personal, if the then present value of the minimum rental commitment thereunder should, in accordance with GAAP, be capitalized on a balance sheet of Borrower, and (b) any other such lease, the obligations under which are capitalized on the balance sheet of any Borrower.

“Capital Stock” means any and all capital stock, membership, partnership or other equity interests of each Borrower.

“Change of Control” means  at any time, (i) the current shareholders of any Borrower shall cease to beneficially own and control, directly or indirectly on a fully diluted basis, fifty-one percent (51%) of the issued and outstanding Common Stock of such Borrower or (ii) any Person or group other than the current shareholders of any Borrower shall have the right to elect a majority of the seats on such Borrowers’ board of directors, but excluding any changes resulting from bona fide venture capital financing and public offerings of Capital Stock.

“Closing Date” means November ___, 2010.

“Collateral” means, collectively, any and all assets of any Borrower on which a Lien in favor of Lenders has been created and/or granted to secure the Obligations under the Loan Documents.

“Commission” means the Securities and Exchange Commission.

“Confidential Information” has the meaning assigned to that term in Section 8.14.

“Default” means a condition, act or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Documents of Title” means all present and future documents (as defined in the UCC), and any and all warehouse receipts, bills of lading, shipping documents, chattel paper, instruments and similar documents, all whether negotiable or not and all goods and Inventory relating thereto and all cash and non-cash proceeds of the foregoing.

“Employee Benefit Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of any Borrower or any ERISA Affiliate or (b) has at any time within the preceding six (6) years been maintained for the employees of any Borrower and/or any current or former ERISA Affiliate.

“EPA” shall mean the United States Environmental Protection Agency and any governmental body or agency succeeding to the functions thereof.

“Equipment” means all equipment, whether now owned or hereafter acquired (as defined in the UCC), including, without limitation (whether or not included in the UCC definition of “equipment”), all furniture, furnishings, fixtures, machinery, motor vehicles, trucks, trailers, vessels, aircraft and rolling stock and all parts thereof and all additions, accessories, motors, engines, and accessions thereto and replacements therefor and all cash and non-cash proceeds (as defined in the UCC) of any and all of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

“ERISA Affiliate” as applied to any Borrower and its Subsidiaries, means any Person who is a member of a group which is under common control with such Borrower and its Subsidiaries, who together with such Borrower and its Subsidiaries is treated as a single employer within the meaning of Section 414(b) and (c) of the IRC.

“Event of Default” means any of the events set forth in Section 7.1.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis.

“General Intangibles” means all of each Borrowers’ “general intangibles” as defined in the UCC, now owned or hereafter acquired, including, without limitation (whether or not included in the UCC definition of “general intangibles”), all of such Borrowers’ then owned or existing and future acquired or arising general intangibles and causes of action and all other intangible personal property of such Borrower of every kind and nature, including, without limitation, Intellectual Property, corporate or other business records, inventions, designs, plans, specifications, trade secrets, goodwill, computer software, customer lists, licenses, franchises, tax refund claims, reversions or any rights thereto and any other amounts payable to such Borrower from any employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, and business interruption, property, casualty or any similar type of insurance and any proceeds thereof, and all cash and non-cash proceeds (as defined in the UCC) of any and all of the foregoing.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Indebtedness” means without duplication, with respect to each Borrower: (a) all obligations of Borrower for borrowed money, (b) all obligations of Borrower evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of Borrower upon which interest charges are customarily paid, (d) all obligations of Borrower under conditional sale or other title retention agreements relating to property acquired by Borrower, (e) all obligations of Borrower in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business and excluding installments of premiums payable with respect to policies of insurance contracted for in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by Borrower, whether or not the Indebtedness secured thereby has been assumed, (g) all guaranties or endorsements by Borrower of others, (h) all obligations under Capitalized Leases of Borrower attributable to the payment of principal, (i) all obligations, contingent or otherwise, of Borrower as an account party in respect of letters of credit and letters of guaranty, and (j) all obligations, contingent or otherwise, of Borrower in respect of bankers’ acceptances.

“Intellectual Property” means all present and future (a) designs, patents, patent rights and applications therefor, licenses rights, fees, and royalties with respect thereof; (b) trademarks, service marks, trade names and registrations and applications therefore, licenses, fees and royalties with respect thereof; (c) copyrights, renewals and all applications and registrations therefor, licenses, fees and royalties with respect thereof, (d) software or computer programs, trade secrets, methods, processes, know-how, drawings, specifications, and descriptions, and (e) all memoranda, notes and records with respect to any research and development, whether now owned or hereafter acquired, (f) all goodwill associated with any of the foregoing described in subsections (a) – (e), and proceeds of all of the foregoing, including, without limitation, proceeds of insurance policies thereon.

“Inventory” means, with respect to each Borrower, all “inventory” as defined in the UCC including, without limitation (whether or not included in the UCC definition of “inventory”), all of Borrowers’ then owned or existing and future acquired or arising:  (a) inventory, merchandise, goods and other personal property intended for sale or lease or for display or demonstration; (b) inventory and any portion thereof that may be returned, rejected, reclaimed or repossessed by either Lenders or Borrower; (c) work in process; (d) raw materials and other materials and supplies, goods, incidentals, packaging materials and labels of every nature and description used or which might be used in connection with the manufacture, packing, shipping, advertising, selling, leasing or furnishing of the foregoing or otherwise used or consumed in the conduct of business; (e) documents evidencing, and General Intangibles relating to, any of the foregoing; and (f) all cash and non-cash proceeds (as defined in the UCC) of any and all of the foregoing.

“Investment Property” means a security, whether certificated or uncertificated, security entitlement, securities account, commodity contract or commodity account.

“IRC” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

“Lender” has the meaning assigned to that term in the preamble to this Agreement.

“Liabilities” shall have the meaning given that term in accordance with GAAP and shall include all Indebtedness.

“Lien” means any lien (whether statutory or otherwise), mortgage, deed of trust, pledge, hypothecation, assignment, security interest, charge or encumbrance of any kind, whether voluntary or involuntary (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

“Loan” means the unpaid balance of the Loan made pursuant to Section 2.1.

“Loan Documents” means this Agreement, the Notes, the Securities Purchase Agreement and all other instruments, documents, guaranties and agreements executed by or on behalf of either Borrower and delivered concurrently herewith or at any time hereafter to or for Lenders in connection with the Loan or any other transaction contemplated by this Agreement, all as amended, restated, supplemented or modified from time to time.

“Material Adverse Effect” means, with respect to each Borrower, a material adverse effect upon (a) the businesses, operations, properties, assets or condition (financial or otherwise) of Borrower, (b) the ability of Borrower to perform its obligations under any Loan Document to which it is a party, (c) the value of the Collateral, or (d) the ability of any Lender to enforce or collect any of the Obligations.

“Maturity Date” has the meaning assigned to such term in Section 2.3.

“Note” means each of the 7% Senior Secured Convertible Promissory Notes of Borrowers, in the form attached hereto as Exhibit A, evidencing the Loans made by the Lenders to Borrowers pursuant to Section 2.1 hereof and any amendment and restatement thereof.

“Obligations” means all obligations (including the full and faithful discharge of each and every term, condition, agreement, representation and warranty now or hereafter made by Borrowers under the Loan Documents), liabilities and indebtedness of every nature of Borrowers’ from time to time owed to Lenders under the Loan Documents including the principal amount of the Loan and accrued and unpaid interest, now and/or from time to time hereafter owing, due or payable.

“Permitted Encumbrances” means the following types of Liens:

(A)           Liens securing the Obligations;

(B)           Liens for taxes, assessments or other governmental charges the payment of which is not yet due and payable or is being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, and a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor, provided, that such liens shall have no effect on the priority of the Liens in favor of Lenders or the value of the assets in which Lenders have such Liens and a stay of enforcement of any such Liens shall be in effect;

(C)           Liens imposed by law, such as carrier’s, warehousemen’s, mechanic’s, materialmen’s and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) that are not overdue by more than thirty (30) days or are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, and a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefore, and, in the case of judgment Liens that have been stayed or bonded, a reserve or other appropriate provision, if any, as required by GAAP shall have been made therefor;

(D)           Liens arising under Capitalized Leases or securing purchase money Indebtedness in favor of a seller of Equipment, if and only if the Lien is confined to the property and improvements and the proceeds of the Equipment so purchased;

(E)           deposits and pledges of cash securing (i) obligations incurred in respect of workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits, (ii) the performance of bids, tenders, leases (if the leases permit granting Lenders a security interest), contracts (other than for the payment of money) and statutory obligations or (iii) obligations on surety or appeal bonds, but only to the extent such deposits or pledges are incurred or otherwise arise in the ordinary course of business and secure obligations not past due;

(F)           easements, zoning restrictions and similar encumbrances on real property and minor irregularities in the title thereto that do not (i) secure obligations for the payment of money or (ii) materially adversely impair the value of such property or its use by Borrower in the normal conduct of its business; and

(G)           other Liens permitted to be incurred by Borrowers pursuant to the terms of this Agreement or any other Loan Document.

“Permitted Indebtedness” means (i) Borrowers’ indebtedness to Lenders under this Agreement or any of the other Loan Documents; (ii) Borrowers’ outstanding Indebtedness as of the date of this Agreement as listed on Schedule 4.9 of the Securities Purchase Agreement; (iii) indebtedness to trade creditors incurred in the ordinary course of business on ordinary trade terms and accrued expenses incurred in the ordinary course of business; (iv) indebtedness (including Capitalized Leases) incurred for the purpose of financing all or any part of the acquisition costs of Equipment; and (v) any extension, renewal or refinancing of the indebtedness described in clause (iv) above, provided that the principal amount and interest rate on such indebtedness may not be increased.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

“Restricted Payment” means: (a) any redemption or repurchase of Capital Stock or Indebtedness of any Borrower now or hereafter outstanding, or the issuance of a notice of an intention to do any of the foregoing; provided, however, that repayment of Indebtedness in the ordinary course of business consistent with past practice shall not be considered a Restricted Payment hereunder; or (b) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of the Capital Stock of any Borrower now or hereafter outstanding.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means, if applicable, with respect to any Person, any corporation, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of stock, membership interests (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person (or any of its other Subsidiaries).

“Taxes” means all federal, state, municipal and other governmental taxes, levies, charges, claims and assessments, and all interest, penalties and similar liabilities relating thereto, which are or may be due by Borrowers with respect to its business, operations, Collateral or otherwise.

“UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of New York, as amended from time to time, and any successor statute.

1.2           Accounting Terms.  For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP.

1.3           Other Definitional Provisions.  Any of the terms defined in Section 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.  In this Agreement, words importing any gender include the other genders; the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”; except as otherwise indicated (e.g., by references to agreements “as in effect as of the date hereof” or words to that effect), references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement or any other Loan Document; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

SECTION 2

LOAN AND COLLATERAL

2.1           Loan.  Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrowers set forth herein and in the other Loan Documents, each Lender agrees to make a Loan to Borrowers in the principal amount of Five Hundred Thousand Dollars ($500,000), for an aggregate amount of Loans issued hereunder equal to One Million Dollars ($1,000,000), subject to and on the terms and conditions set forth herein.

2.2           Closing Date Loans.  On the Closing Date, and subject to the conditions set forth in Section 3.1(A) through Section 3.1(D) hereof, each Lender shall advance to Borrowers a Loan in an amount equal to Five Hundred Thousand Dollars ($500,000).

2.3           Notes.  Each Loan made by a Lender to Borrowers pursuant hereto will be evidenced by a Note to be executed by Borrowers before or concurrently with Lender’s disbursement of such Loan.

2.4           Payments.  The principal amount of and all accrued and unpaid interest on each Loan hereunder shall be due and payable in full on the date that is set forth in the Notes (the “Maturity Date”).

2.5           Notice of Accrued Interest.  Following each calendar month, Borrowers shall prepare a Statement of Interest indicating the amount of interest accrued under each outstanding Note during such calendar month, and the aggregate amount of interest accrued under each outstanding Note since the date of issuance thereof (the “Interest Statement”).  Borrowers shall deliver the Interest Statement to Lenders within seven days following the end of the prior calendar month.

2.6           Use of Proceeds.  The proceeds of the Loans shall be used by Borrowers for working capital purposes, and as provided in Schedule 4.9 to the Securities Purchase Agreement.

2.7           Interest Rate of Interest.  Interest shall accrue on each Loan outstanding from time to time at a rate equal to seven percent (7%) per annum.

 (B)           Computation and Payment of Interest.  Interest on each Loan shall be compounded on the first day of each calendar year hereafter, beginning on January 1, 2011, and shall be computed on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues.  In computing interest, the date of funding of the Loan shall be included and the date of payment of each Loan shall be excluded.  Interest shall be payable as set forth in Section 2.4 above.

2.8           Payments and Prepayments Manner and Time of Payment.  All payments made by Borrowers with respect to the Obligations shall be made by wire transfer in United States Dollars to each Lender’s account, without deduction, defense, setoff or counterclaim.  Lenders shall wire the Loans to Borrowers as provided in Exhibit E of the Securities Purchase Agreement, annexed hereto.

 (B)           Payments on Business Days.  Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest or fees due hereunder.

 (C)           Prepayment.  Borrowers shall only have the right to prepay, without penalty or premium, all or any portion of the outstanding balance of the Loans with the advance written consent of Lenders at least fifteen (15) days prior to such prepayment.

 (D)           Mandatory Repayment.  In the event of the occurrence of an Event of Default, or (ii) a Change of Control of either Borrower, then the outstanding balance of the Loans plus accrued and unpaid interest and all other amounts then due and owing hereunder or under any other of the Loan Documents, shall be due and payable.

2.9           Grant of Security Interest.  To secure the payment and performance of the Obligations, including all renewals, extensions, restructurings and refinancings of any or all of the Obligations, each Borrower hereby assigns and grants to each Lender, a continuing first priority Lien, subject only to Permitted Encumbrances, in and to all right, title and interest of such Borrower in all assets and properties of such Borrower, whether now owned or existing or hereafter acquired or arising and regardless of where located, including the proceeds thereof (all being collectively referred to as the “Collateral”), and including, without limitation, the following property of each Borrower:

  (i)          Accounts;
  (ii)         Deposit Accounts (as defined in the UCC);
  (iii)        Documents of Title;
  (iv)        Equipment;
  (v)         General Intangibles;
  (vi)        Inventory;
  (vii)       Investment Property; and
  (viii)      Intellectual Property.

Each Borrower represents, warrants and covenants that the security interest granted herein is and shall at all times continue to be a first-priority security interest in the Collateral (subject only to Permitted Liens that may have superior priority to Lenders’ Lien under this Agreement).  If any Borrower shall acquire a commercial tort claim, such Borrower shall notify Lenders in a writing signed by such Borrower of the general details thereof and grant to Lenders in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement.

2.10         Preservation of Collateral and Perfection of Security Interests Therein.  Each Borrower shall, at any Lender’s reasonable request, at any time and from time to time, execute and deliver to such Lender within ten (10) days of such request, such financing statements, documents and other agreements and instruments and do such other acts and things as Lender may deem reasonably necessary in order to establish and maintain a valid, attached and perfected security interest in the Collateral in favor of Lender (free and clear of all other Liens, claims and rights of third parties whatsoever, whether voluntarily or involuntarily created, except Permitted Encumbrances) to secure payment of the Obligations, and in order to facilitate the collection of the Collateral.

2.11         Possession of Collateral and Related Matters.  Until an Event of Default has occurred and is continuing, each Borrower shall have the right, except as otherwise provided in this Agreement, in the ordinary course of such Borrower’s business, to (a) sell or lease any  Inventory normally held by such Borrower for any such purpose, (b) use and consume any raw materials, work-in-process or other materials normally held by such Borrower for such purpose, or (c) dispose of any obsolete or excess equipment in the ordinary course of business; provided, however, that a sale in the ordinary course of business shall not include any transfer or sale in satisfaction, partial or complete, of any debt owed by such Borrower.

2.12         Release of Security Interests.  If this Agreement is terminated, Lenders’ Lien shall continue until the Obligations are repaid in full in cash.  Upon the indefeasible payment and satisfaction in full of the Obligations, Lenders shall release all liens and security interests granted by Borrowers by execution and/or delivery of appropriate documentation, including, but not limited to, UCC termination statements, (A) within three (3) Business Days of such payment or (B) concurrently with such payment if Borrowers give three (3) Business Days advance notice of such payment.

SECTION 3

CONDITIONS TO LOAN

3.1           Conditions.  The obligations of each Lender to make a Loan on the Closing Date are subject to satisfaction or waiver of each of the conditions set forth below:

 (A)           Closing Deliveries.  Lenders shall have received this Agreement, executed by Borrowers, and the Notes, all executed by Parent and/or Subsidiary, as applicable.

 (B)           Security Interests.  Lenders shall have received reasonably satisfactory evidence that all security interests and Liens granted to Lenders pursuant to this Agreement or the other Loan Documents have been duly perfected and constitute valid first-priority Liens on the Collateral, with priority over all other Liens subject only to Permitted Encumbrances.

 (C)           Representations and Warranties.  The representations and warranties contained herein shall be true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date, except for any representation or warranty limited by its terms to a specific date.

 (D)           No Event of Default.  No Event of Default has occurred or is continuing.

SECTION 4

BORROWERS’ REPRESENTATIONS AND WARRANTIES

To induce Lenders to enter into this Agreement, and to make the Loans, each Borrower represents and warrants to each Lender that the following statements are true, correct and complete in all material respects with respect to Borrower making such representation or warranty as of the date hereof.  Such representations and warranties, and all other representations and warranties made by such Borrower herein or in the other Loan Documents, shall survive the execution and delivery of this Agreement and the closing contemplated hereby:

4.1           Authority.  Borrower is a corporation duly organized, validly existing and in good standing, under the laws of the State of Delaware.  Borrower has the power and authority to own its properties and assets and to transact the business in which is it engaged and presently proposes to engage, and has obtained all necessary and material governmental authorizations, consents and licenses in connection therewith.  Borrower has all requisite legal and corporate power and authority and has obtained all approvals and consents necessary to enter into the Loan Documents and to carry out and perform its obligations under the terms hereof and thereof.  Borrower’s execution, delivery and performance of this Agreement and the additional Loan Documents will not violate, or conflict with or constitute a default under, the terms of Borrower’s charter or Bylaws or any statute, regulation, ordinance, rule of law, agreement, contract, mortgage, indenture, bond, bill, note, judgment, order or decree of any court or arbitrator to which Borrower is a party or other instrument or writing binding upon Borrower or to which Borrower is subject.

4.2           Due Authorization; Binding Obligation.  All corporate action on the part of Borrower, its officers and directors necessary for Borrower’s authorization, execution and delivery of, and the performance of all Borrower’s obligations under, this Agreement and other Loan Documents has been taken.  Borrower has duly executed and delivered this Agreement.  This Agreement constitutes a valid and legally binding obligation of Borrower, enforceable in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.  The Notes when executed and delivered in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of Borrower and/or Parent as applicable, enforceable in accordance with their terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

4.3           Governmental Consents.  No consent, approval, order, or authorization of or registration, qualification, designation, declaration or filing with, any Governmental Authority is required on the part of Borrower to enable Borrower to execute, deliver and perform its obligations under this Agreement or the Notes.

4.4           Representations and Warrants under Securities Purchase Agreement.  The representations and warranties of the Borrowers set forth in Article 3 to the Securities Purchase Agreement shall be deemed to be incorporated by reference into this Section 4 as if made by the Borrowers in this Section 4 and are hereby deemed to be made by Borrowers in this Agreement.

4.5           Full Disclosure.  No written representation, warranty or other statement of Borrower in any certificate or written statement given to Lenders, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Lenders, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading.

SECTION 5

LENDER’S REPRESENTATIONS AND WARRANTIES

To induce Borrowers to enter into this Agreement, each Lender represents and warrants, severally and not jointly, to Borrowers that the following statements are true, correct and complete in all material respects on and as of the Closing Date.

5.1           Authorization of Borrowing; No Conflict.  The Lender has the power and authority to enter into this Agreement and the other Loan Documents.  The execution, delivery and performance of the Loan Documents by the Lender will have been duly authorized by all necessary action.  The execution, delivery and performance of the Loan Documents by the Lender and the consummation of the transactions contemplated by this Agreement and the other Loan Documents by the Lender, do not contravene and will not be in contravention of any applicable law, organizational documents of Lender or any agreement or order by which it or any of its property is bound.  This Agreement and the other Loan Documents, including the Notes, when executed and delivered, are and will be, the legally valid and binding obligations of the Lender, enforceable against the Lender in accordance with their respective terms except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws effecting the enforcement of creditors rights generally and subject to any equitable principles limiting the right to obtain specific performance of any such obligation.

5.2           Investment Purposes; Accredited Investor.  The Lender (a) is acquiring the Notes for investment purposes only, for its own account, and not as nominee or agent for any other Person, and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act, (b) understands and acknowledges that the Notes have not been registered under the Securities Act or any other securities laws, (c) is not an “affiliate” (as defined in Rule 144 under the Securities Act) of the Parent, (d) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, (e) is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act, (f) has had the opportunity to ask questions and to receive answers from Borrowers, and to obtain information necessary to evaluate the merits and risks of this investment, and (g) understands, acknowledges and agrees that Notes have not been, and will not be, registered under (and that Parent has no present intention to register the Notes under) the Act or applicable state securities laws, and may not be sold or otherwise transferred by the Lender to a United States person unless they have been registered under the Act and applicable U.S. state securities laws or are sold or transferred in a transaction exempt therefrom.

SECTION 6

COVENANTS

Each Borrower covenants and agrees that until payment and performance in full of all Obligations hereunder unless Borrower has received the prior written consent of Lenders, Borrower shall perform all covenants in this Section 6.

6.1           Indebtedness and Liabilities.  Borrower shall not directly or indirectly create, incur, assume, guaranty, or otherwise become or remain directly or indirectly liable, on a fixed or contingent basis, with respect to any Indebtedness senior to or pari passu with the Obligations except: (a) the Obligations; (b) Capital Leases and purchase money financing for Equipment entered into in the ordinary course of business (if the leases permit granting Lenders a security interest); (c) trade payables and normal accruals in the ordinary course of business not yet due and payable or with respect to which Borrower is contesting in good faith the amount or validity thereof by appropriate proceedings and then only to the extent that Borrower has established adequate reserves therefor, if appropriate under GAAP, (d) Permitted Indebtedness and (e) up to $1,000,000 of Indebtedness pursuant to a working capital line of credit provided by a lender acceptable to Lenders for which Lenders hereby agree to enter into a subordination agreement in a form reasonably acceptable to Lenders pursuant to which Lenders will agree to subordinate their security interest in certain investory and accounts receivable of the Borrowers in favor of the lender(s) under such working captial line of credit.

6.2           Transfers, Liens and Related Matters Transfers.  Borrower shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to any of the Collateral or other assets, except that Borrower may (i) sell Inventory and dispose of obsolete or excess Equipment in the ordinary course of business; and (ii) make other Asset Dispositions in the ordinary course of business.

 (B)           Liens.  Except for Permitted Encumbrances, Borrower shall not directly or indirectly create, incur or assume (or agree to create, incur or assume) or permit to exist any Lien on or with respect to any of the Collateral or other assets or any proceeds, income or profits therefrom.

 (C)           No Pledge Restrictions.  Borrower shall not enter into or assume any agreement (other than the Loan Documents and any document evidencing or governing Permitted Indebtedness) restricting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

6.3           Restricted Payments.  Borrower shall not directly or indirectly declare, order, pay, make or set apart any sum for any Restricted Payment, except as expressly permitted in this Agreement or any other Loan Document; provided, however, that Borrower may repay the Indebtedness listed on Schedule 4.9 to the Securities Purchase Agreement.

6.4           Restriction on Fundamental Changes.  Borrower shall not: (a) undergo a Change of Control; or (b) except with thirty (30) days prior written notice to Lenders, change its jurisdiction of incorporation, type of organization (as defined in the UCC) tax, charter or other organizational number, or its legal name; or (c) acquire by purchase or otherwise all or substantially all of the assets of, or stock or other evidence of beneficial ownership, of any Person or any business division of any Person without Lenders’ prior written consent; or (d) merge into or consolidate with any other Person, except that any Subsidiary of Borrower may merge into or consolidate with Borrower or any other wholly-owned Subsidiary of Borrower; or (e) liquidate, wind up their affairs or undergo any dissolution; or (f) acquire the capital stock of any other Person for investment purposes.  Furthermore, Borrower shall not take any action that could result in the sale of all or substantially all of Borrower’s assets, or the sale, lease or other disposition of any of Borrower’s assets (including the grant of any exclusive distribution rights or other exclusive rights to Borrower’s Intellectual Property) outside the ordinary course of business.

6.5           Conduct of Business.  Borrower shall not engage in any business other than businesses of the type engaged in by Borrower on the Closing Date and any businesses reasonably related thereto without the prior consent of each Lender which consent shall not be unreasonably withheld, conditioned or delayed.

6.6           Charter Documents.  Borrower shall not (by merger, consolidation or otherwise) amend or otherwise modify its certificate of incorporation or bylaws, except as contemplated in the Securities Purchase Agreement.

6.7           Redemption.  Borrower shall not redeem, repurchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose) any shares of Common Stock or options to purchase capital stock of Parent other than the repurchase of stock from employees, stockholders or other service providers pursuant to agreements to repurchase such stock at cost in connection with the termination of such employee, stockholder or other service provider providing services to Borrower, and the contribution of stock by a stockholder pursuant to an agreement to contribute stock.

6.8           Proceeds.  The proceeds of the Loan shall be used in accordance with Section 2.6.

SECTION 7

DEFAULT, RIGHTS AND REMEDIES

7.1           Event of Default.  “Event of Default” means the occurrence or existence of any one or more of the following with respect to either or both Borrowers:

 (A)           Payment.  Failure to make payment of any of the Obligations when due, and such failure shall not be remedied within ten (10) Business Days of the applicable due date; or

 (B)           Involuntary Bankruptcy; Appointment of Receiver, etc.  (1) A court enters a decree or order for relief with respect to Borrower or any of its properties in an involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (2) Subject to Section 7.1(D), the continuance of any of the following events for sixty (60) days unless dismissed or discharged:  (a) an involuntary case is commenced against Borrower, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (b) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrower or over all or a substantial part of its property, is entered; or (c) an interim receiver, trustee or other custodian is appointed without the consent of Borrower for all or a substantial part of the property of any Borrower; or

 (C)          Voluntary Bankruptcy; Appointment of Receiver, etc.  (1) An order for relief is entered with respect to Borrower or its properties or Borrower commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of their property; or (2) Borrower makes any assignment for the benefit of creditors; or (3) the board of directors of Borrower adopts any resolution or otherwise authorizes action to approve any of the foregoing actions; or

 (D)          Dissolution.  Any order, judgment or decree is entered against Borrower decreeing the dissolution or split up of Borrower and such order remains undischarged or unstayed for a period in excess of sixty (60) days; or

 (E)          Covenant Default.

  (a)           Borrower violates any covenant in Section 6; or

  (b)           Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Document, and as to any default (other than those specified in this Section 7) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after Borrower becomes aware of the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default.  Grace periods provided under this section shall not apply, among other things, to any covenants set forth in subsection (a) above; or

 (F)           Judgments.  One or more final, non-appealable judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least $25,000 (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower and shall remain unsatisfied, unvacated, or unstayed for a period of ten (10) days after the entry thereof; or

 (G)           Misrepresentations.  Borrower or any of Borrower’s officers or directors makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Lenders or to induce Lenders to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made.

7.2           Acceleration.  Upon the occurrence of any Event of Default, all Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Borrower.

7.3           Remedies.  If any Event of Default shall have occurred and be continuing, in addition to and not in limitation of any rights or remedies available to any Lender at law or in equity, any Lender may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral).

SECTION 8

MISCELLANEOUS

8.1           Assignment.  The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of Borrowers and Lenders; provided, however, that neither party hereto may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the other party and any prohibited assignment shall be void.

8.2           Amendments and Waivers.  No amendment, modification, termination or waiver of any provision of this Agreement or of the other Loan Documents, or consent to any departure by any Borrower therefrom or any of the terms, conditions, or provisions thereof, shall be effective unless the same shall be in writing and signed by Lenders and Borrowers.  Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given.

8.3           Notices.  Unless otherwise specifically provided herein, all notices shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier service or United States mail and shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a Business Day before 4:00 p.m.  Eastern standard time or, if not, on the next succeeding Business Day; (c) if delivered by overnight courier, two (2) days after delivery to such courier properly addressed; or (d) if by U.S.  Mail, four (4) Business Days after depositing in the United States mail, with postage prepaid and properly addressed.

If to Borrowers:	Healthwarehouse.com, Inc. 100 Commerce Blvd. Cincinnati, OH 45140 Attention: Lalit Dhadphale Facsimile: 1-866-821-3784

If to HWH:	HWH Lending LLC 2200 Fletcher Ave., 5th Floor Fort Lee, NJ 07024
Attention: Gary Singer
Facsimile: (201) 224-2762

If to MIL:	Milfam I L.P. 4550 Gordon Drive Naples, FL 34102
Attention: Lloyd I. Miller, III
Facsimile:

or to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 8.3.

8.4           Survival of Warranties and Certain Agreements.

 (A)           All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by Lenders regardless of any investigation made by Lenders or on their behalf and notwithstanding that Lenders may have had notice or knowledge of any breach of a representation or warranty, and shall continue in full force and effect as long as any Obligation shall remain outstanding.

 (B)           This Agreement and the Loan Documents shall remain in full force and effect until such time as the Obligations have been indefeasibly paid and satisfied in full, at which time this Agreement shall be terminated.  Notwithstanding the foregoing, this Agreement and the Loan Documents shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Obligations is rescinded or must otherwise be restored or returned by Lenders as a preference, fraudulent conveyance or otherwise, all as though such payment had not been made.

8.5           Indulgence Not Waiver.  No failure or delay on the part of any Lender in the exercise of any power, right or privilege shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

8.6           Entire Agreements.  This Agreement, the Notes, and the other Loan Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto.  There are no oral agreements among the parties hereto.

8.7           Severability.  The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Agreement or the other Loan Documents shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement, or the other Loan Documents or of such provision or obligation in any other jurisdiction.

8.8           Headings.  Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

8.9           APPLICABLE LAW.  THIS AGREEMENT AND ALL MATTERS RELATING HERETO AND ARISING HEREFROM (WHETHER ARISING UNDER CONTRACT LAW, TORT LAW OR OTHERWISE) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED SOLELY AND EXCLUSIVELY IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

8.10         CONSENT TO JURISDICTION.  EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO THE SOLE AND EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK, AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES, THE WARRANTS OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED SOLELY AND EXCLUSIVELY IN SUCH COURTS.  EACH PARTY HERETO ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, THE NOTES, THE WARRANTS, THE OTHER LOAN DOCUMENTS OR THE OBLIGATIONS.  IF ANY PARTY HERETO PRESENTLY IS, OR IN THE FUTURE BECOMES, A NONRESIDENT OF THE STATE OF NEW YORK, EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH PERSON BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO SUCH PERSON, AT SUCH PERSON’S ADDRESS AS SET FORTH IN SECTION 8.3 HEREOF OR AS MOST RECENTLY NOTIFIED BY SUCH PERSON IN WRITING PURSUANT TO SECTION 8.3 AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED AS AFORESAID.

8.11         WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE TERM NOTES OR THE OTHER LOAN DOCUMENTS.  EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT, THE TERM NOTES AND THE OTHER LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS.  EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

8.12         Construction.  Each Borrower and each Lender acknowledges that it has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by Borrowers and Lenders.

8.13         Counterparts; Effectiveness.  This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.  This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.  Delivery of an executed counterpart of a signature page to this Agreement, any amendments, waivers, consents or supplements, or to any other Loan Document by facsimile or email shall be as effective as delivery of a manually executed counterpart thereof.

8.14         Confidentiality.  For the purposes of this Section 8.14, “Confidential Information” means all financial and other information delivered to Lenders by or on behalf of Borrowers in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature or that is clearly marked or labeled (or otherwise adequately identified) as being confidential information of any Borrower, provided, that such term does not include information that (a) was publicly known prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by any Lender or any Person acting on its behalf, (c) otherwise becomes publicly known other than through disclosure by any Borrower, or (d) constitutes financial statements delivered hereunder that are otherwise publicly available.  Lenders will maintain the confidentiality of such Confidential Information in accordance with commercially reasonable procedures adopted by Lenders in good faith to protect confidential information of third parties delivered to them; provided, that a Lender may deliver or disclose Confidential Information to:

(i)           its directors, officers, employees, agents, attorneys and affiliates, to the extent such disclosure reasonably relates to the administration of the Loan, and further provided that each such recipient of Confidential Information agrees in writing provided to any Borrower, to keep such information confidential;

(ii)          its financial advisors and other professional advisors who are advised to hold confidential the Confidential Information; or

(iii)        any other Person (including auditors and other regulatory officials) to which such delivery or disclosure may be necessary or appropriate (A) to comply with any applicable law, rule, regulation or order, (B) in response to any subpoena, examination, or other legal process, (C) in connection with any litigation to which Lender is a party.

8.15         Time of Essence.  Time is of the essence for the performance of all Obligations set forth in this Agreement.

[This space intentionally left blank – signature page follows.]

Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

HWH:	HWH Lending LLC

	By:	/s/ Gary Singer
Name: Gary Singer Title: President

MIL:	Milfam I, L.P.

By: Milfam LLC
its General Partner

	By:	/s/ Lloyd I. Miller, III
Name: Lloyd I. Miller, III Title: Manager

PARENT:	Healthwarehouse.com, Inc.

	By:	/s/ Lalit Dhadphale
Name: Lalit Dhadphale Title: President & CEO

SUBSIDIARY:	HWAREH.com, Inc.

	By:	/s/ Lalit Dhadphale
Name: Lalit Dhadphale Title: President & CEO

Signature Page to Loan and Security Agreement